Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 4, 2014 (except for the last paragraph of Note 1, as to which the date is June 11, 2014), in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-195961) and related Prospectus of ZS Pharma, Inc. (a development stage enterprise) for the registration of its common stock.

/s/ Ernst & Young LLP

Dallas, Texas

June 12, 2014